                                                                     Exhibit 4.2


                                                    [LINKLATERS & ALLIANCE LOGO]



--------------------------------------------------------------------------------




                                Dated 16 May 2002



                      CHINA MOBILE HONG KONG (BVI) LIMITED



                        CHINA MOBILE (HONG KONG) LIMITED



                     CHINA MOBILE COMMUNICATIONS CORPORATION








                          CONDITIONAL SALE AND PURCHASE
                                    AGREEMENT









                                                  LINKLATERS
                                                  10th Floor, Alexandra House
                                                  16-20 Chater Road
                                                  Hong Kong

                                                  Telephone: (852) 2842 4888
                                                  Facsimile: (852) 2810 8133

                                                  Ref: CCLL/CLLW/05380105301

                                TABLE OF CONTENTS

CONTENTS                                                                 PAGE
1    INTERPRETATION                                                        2

2    SALE OF THE TARGET BVI SHARES AND PRICE                               8

3    CONDITIONS PRECEDENT                                                 12

4    PRE-COMPLETION UNDERTAKINGS                                          13

5    COMPLETION                                                           14

6    POST-COMPLETION UNDERTAKINGS                                         17

7    WARRANTIES                                                           17

8    LIMITATIONS ON CLAIMS                                                18

9    PURCHASER'S RIGHTS TO RESCISSION                                     18

10   WITHHOLDING TAX AND GROSSING UP                                      18

11   ENTIRE AGREEMENT                                                     19

12   VARIATION                                                            19

13   ASSIGNMENT                                                           19

14   ANNOUNCEMENTS                                                        19

15   COSTS                                                                20

16   CONFIDENTIALITY                                                      20

17   SEVERABILITY                                                         20

18   COUNTERPARTS                                                         20

19   WAIVER                                                               20

20   FURTHER ASSURANCE                                                    21

21   NOTICES                                                              21

22   GOVERNING LAW AND JURISDICTION                                       22

SCHEDULE 1 PART A  Details of the Target BVI Companies                    23

CONTENTS                                                                 PAGE
PART B  Details of the Target Companies                                   31

SCHEDULE 2 THE WARRANTIES Part A: General                                 39

Part B: Tax and Property Warranties                                       52

APPENDIX 1 Connected Transactions                                         54

APPENDIX 2 The Restructuring Agreements                                   56

APPENDIX 3 Form of Tax Indemnity                                          58

SIGNATURE PAGE                                                            64

THIS AGREEMENT is made on 16 May 2002

BETWEEN:

(1) CHINA MOBILE HONG KONG (BVI) LIMITED a company incorporated under the laws of the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "VENDOR");

(2) CHINA MOBILE (HONG KONG) LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, PRC (the "PURCHASER"); and

(3) CHINA MOBILE COMMUNICATIONS CORPORATION a company incorporated under the laws of the PRC whose registered office is at 53A Xibianmennei Dajie, Xuanwuqu, Beijing, PRC (the "WARRANTOR").

WHEREAS:

(A) Each of Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI (each, as defined below and, together, the "TARGET BVI COMPANIES") is a private company limited by shares incorporated on 10 May 2002 in the British Virgin Islands. Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI are or will be the sole beneficial owners of Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile (each as defined below), respectively.

(B) The Vendor is the sole legal and beneficial owner of the entire issued share capital of each of the Target BVI Companies.

(C) The Warrantor has effected certain reorganisations in relation to the mobile communications assets and businesses in each of Anhui, Jiangxi, Chongqing, Sichuan, Hubei, Hunan, Shaanxi and Shanxi, and each of the Target Companies (as defined below) became or will become a wholly-owned subsidiary of Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI, respectively, through a series of transfers pursuant to a Transfer of Interests Agreement dated 15 May 2002 (the "REORGANISATION").

(D) The Vendor has agreed to sell the entire issued share capital of each of the Target BVI Companies to the Purchaser for the consideration and upon the terms and conditions set out in this Agreement.

(E) The Vendor and the Warrantor have agreed to make certain representations, warranties and undertakings in relation to the Target Companies Group (as defined below).

IT IS AGREED as follows:


1    INTERPRETATION

     1.1 In this Agreement, the following expressions shall have the following meanings:

          "ACCOUNTS" means in relation to the Target Companies:

          (a) the combined audited balance sheets of the Target Companies as of the relevant Accounts Date in respect of that financial period; and

          (b) the combined statements of income, owner's equity and cash flows of the Target Companies for the financial period ended on the relevant Accounts Date,

          together with any notes, reports or statements included in or annexed to them;

          "ACCOUNTS DATE" means 31 December 1999, 2000 or 2001, as the case may be;

          "ANHUI MOBILE" means [Company name in Chinese] (Anhui Mobile Communication Company Limited), a company established on 30 January 2002 under the laws of the PRC;

          "ANHUI MOBILE BVI" means Anhui Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "APPRAISAL REPORT" means the appraisal report prepared by PRC appraisers in respect of the Target Companies;

          "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in Hong Kong and the PRC for the transaction of normal banking business;

          "CHINESE DEPOSITARY RECEIPTS" means transferable depositary receipts each representing a specified number of Shares which may be issued by the Purchaser to the public in the PRC and may be listed on a recognised stock exchange in the PRC;

          "CHONGQING MOBILE" means [Company name in Chinese] (Chongqing Mobile Communication Company Limited), a company established on 7 February 2002 under the laws of the PRC;

          "CHONGQING MOBILE BVI" means Chongqing Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "CIRCULAR" means the shareholders' circular to be issued by the Company to its shareholders and containing, among other things, the details of the acquisition contemplated under this Agreement;

          "CLAIM" means any claim for breach of a Warranty;

          "COMPANIES ORDINANCE" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

          "COMPLETION" means completion of the sale and purchase of the Target BVI Shares under this Agreement pursuant to clause 5;

          "CONDITIONS PRECEDENT" means the conditions specified in clause 3.1;

          "CONNECTED TRANSACTIONS" means those transactions effected pursuant to the operating agreements as listed in Appendix 1;

          "CONSIDERATION SHARES" means the new Shares to be issued and allotted to the Vendor in accordance with Clause 2.2.1(b);

          "CONVERTIBLE NOTES" means the US$690 million convertible notes due 2005 issued by the Purchaser in November 2000;

          "COSTS" means liabilities, losses, damages, costs (including legal costs) and expenses (including taxation), in each case of any nature whatsoever;

          "DEFERRED CONSIDERATION" means US$2,800 million, being the balance of the Total Price after payment of the Initial Consideration, which is calculated in accordance with Clause 2.2.2;

          "ENCUMBRANCE" means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind;

          "FINANCIAL STATEMENTS" means the combined audited balance sheets of the Target Companies as of 31 December 1999, 2000 and 2001, and the related combined statements of income, owner's equity and cash flows for each of the years in the three-year period ended 31 December 2001;

          "HOLDING COMPANY" shall be construed in accordance with section 2 of the Companies Ordinance;

          "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

          "HUBEI MOBILE" means [Company name in Chinese] (Hubei Mobile Communication Company Limited), a company established on 1 February 2002 under the laws of the PRC;

          "HUBEI MOBILE BVI" means Hubei Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "HUNAN MOBILE" means [Company name in Chinese] (Hunan Mobile Communication Company Limited), a company established on 6 February 2002 under the laws of the PRC;

          "HUNAN MOBILE BVI" means Hunan Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "HK$" or "HK DOLLARS" means Hong Kong dollars, the lawful currency of Hong Kong;

          "INDEBTEDNESS" means any indebtedness in respect of all obligations to repay borrowed money, all indebtedness evidenced by notes, bonds, loan stock, debentures or similar obligations, acceptances or documentary credit facilities, all rental obligations under finance leases, and hire purchase contracts, any other transaction having the commercial effect of a borrowing or raising of money, the net amount of any liability under any swap, hedging or other similar treasury instrument, and all guarantees, sureties, indemnities, counter-indemnities or letters of comfort of obligations of others of the foregoing types;

          "INDEPENDENT SHAREHOLDERS" means the holders of shares in the Purchaser other than the Vendor and its Associates (as defined in the Listing Rules);

          "INITIAL CONSIDERATION" means such part of the Total Price to be paid by the Purchaser to the Vendor on Completion in accordance with Clause 2.2.1;

          "INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

          "INTRA-GROUP GUARANTEES" means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever
          (a) given to any third party by any member of the Target Companies Group in respect of a liability of any Vendor Group Company, and/or (as the context may require) (b) given to any third party by any Vendor Group Company in respect of a liability of any member of the Target Companies Group;

          "INTRA-GROUP LOANS" means all debts outstanding between any member of the Target Companies Group and any Vendor Group Company;

          "JIANGXI MOBILE" means [Company name in Chinese] (Jiangxi Mobile Communication Company Limited), a company established on 31 January 2002 under the laws of the PRC;

          "JIANGXI MOBILE BVI" means Jiangxi Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "LAST ACCOUNTS" means the Accounts of the Target Companies in respect of the financial period ended on the Last Accounts Date;

          "LAST ACCOUNTS DATE" means 31 December 2001;

          "LISTING RULES" means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

          "NOTES" means the US$600 million 7 7/8% notes due 2004 issued by the Purchaser in November 1999;

          "PRC" means the People's Republic of China;

          "PRC RELEVANT GOVERNMENTAL APPROVALS" means the approvals, consents and authorisations from all relevant regulatory authorities in the PRC including, but not limited to, the State Council, the State Development Planning Commission, the Ministry of Information Industry, the Ministry of Foreign Trade and Economic Cooperation, the Ministry of Finance, the Ministry of Land and Resources and the China Securities Regulatory Commission, which are necessary to effect the transactions contemplated by the Restructuring Agreements and this Agreement;

          "PROPERTIES" means the properties and land use rights stated in the Property Legal Opinions that are owned by the Target Companies;

          "PROPERTY LEGAL OPINIONS" means the legal opinions to be issued by Haiwen & Partners, PRC counsel for the purposes of the acquisition contemplated hereunder in relation to the properties and land use rights owned by the Target Companies;

          "RESTRUCTURING AGREEMENTS" means the agreements listed in Appendix 2 pursuant to which the Warrantor transferred its business, assets and liabilities related to mobile communication services in Anhui, Hunan, Hubei, Jiangxi, Sichuan, Chongqing, Shaanxi and Shanxi to the respective Target Companies;

          "RMB" means Renminbi, the lawful currency of the PRC;

          "SCHEDULES" means Schedules 1 and 2 to this Agreement and Schedule shall be construed accordingly;

          "SHAANXI MOBILE" means [Company Name in Chinese] (Shaanxi Mobile Communication Company Limited), a company established on 3 February 2002 under the laws of the PRC;

          "SHAANXI MOBILE BVI" means Shaanxi Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "SHANXI MOBILE" means [Company Name in Chinese] (Shanxi Mobile Communication Company Limited), a company established on 4 February 2002 under the laws of the PRC;

          "SHANXI MOBILE BVI" means Shanxi Mobile Communication (BVI) Limited, a company incorporated in the British Virgin Islands;

          "SHARES" means ordinary shares of par value HK$0.10 each in the share capital of the Purchaser;

          "SICHUAN MOBILE" means [Company Name in Chinese] (Sichuan Mobile Communication Company Limited), a company established on 4 February 2002 under the laws of the PRC;

          "SICHUAN MOBILE BVI" means Sichuan Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

          "SUBSIDIARY" and "SUBSIDIARIES" shall be construed in accordance with section 2 of the Companies Ordinance;

          "TARGET BVI COMPANIES" means Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI, details of each of which are set out in Part A of Schedule 1;

          "TARGET BVI SHARES" means all the issued shares in the capital of each of the Target BVI Companies;

          "TARGET COMPANIES" means Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile, details of each of which are set out in Part B of
          Schedule 1, and shall, in each case if the context so requires, include any predecessor entity or person carrying on the business of such Target Company, whether before or after the Reorganisation;

          "TARGET COMPANIES GROUP" means the Target BVI Companies and the Target Companies;

          "TAX INDEMNITY" means the Tax Indemnity to be entered into by the Vendor and the Warrantor in favour of the Purchaser on Completion, in the agreed form set out in Appendix 3;

          "TAX WARRANTIES" means the warranties set out in paragraphs 1.1 to 1.9 in Part B of Schedule 2;

          "TOTAL PRICE" means US$8,573 million, being the total price payable by the Purchaser to the Vendor for the Target BVI Shares;

          "TRADEMARK LICENSING AGREEMENT" means the trademark licensing agreement dated 24 April 2002 between, inter alia, the Warrantor and the Purchaser;

          "TRANSFER OF INTERESTS AGREEMENT" means the transfer of interests agreement referred to in paragraph 17 of Appendix 2;

          "US$" or "US DOLLARS" means United States dollars, the lawful currency of the United States of America;

          "VENDOR GROUP COMPANY" means the Vendor, the Warrantor, any holding company from time to time of the Vendor (including the Warrantor) and any subsidiary from time to time of the Vendor or any of its holding company (but excluding the Purchaser, any of the Purchaser's subsidiaries, the Target BVI Companies and the Target Companies); and

          "WARRANTIES" means the representations and warranties set out in
          Schedule 2.


1.2  In this Agreement, unless the context otherwise requires:

     (a) references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

     (b) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (c)  references to one gender include all genders;

     (d) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted;

     (e) any statement qualified by the expression "to the best knowledge of the Vendor and the Warrantor" or "so far as the Vendor and the Warrantor are aware" or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry and shall be deemed also to include the best of the knowledge of each Vendor Group Company;

     (f) any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Vendor and the Purchaser); and

     (g) references to any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Hong Kong, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Hong Kong legal term.

1.3 The Schedules and Appendices comprise schedules and appendices to this Agreement and form part of this Agreement.

2    SALE OF THE TARGET BVI SHARES AND PRICE

     2.1 The Vendor agrees to sell as legal and beneficial owner, and the Purchaser agrees to purchase, the Target BVI Shares. The Target BVI Shares shall be sold free from all Encumbrances, together with all rights attaching to them.

     2.2 The consideration for the purchase of the Target BVI Shares shall be the Total Price of US$8,573 million, which shall be satisfied by the payment of the Initial Consideration and the Deferred Consideration by the Purchaser in accordance with clauses 2.2.1 and 2.2.2 respectively.

          2.2.1 On Completion, the Purchaser shall pay to the Vendor the Initial Consideration of US$5,773 million, comprising:-

                 (a) US$3,150 million payable in cash, in Hong Kong dollars, Renminbi or US dollars or a combination of the above currencies as the Purchaser may in its absolute discretion determine (where payment is made in Hong Kong dollars, the amount paid shall be determined using the exchange rate of US$1.00 to HK$7.7993 (being the exchange rate prevailing at 12:00 noon (New York City time) on the day which is two Business Days immediately prior to the date of this Agreement (the "US$/HK$ EXCHANGE RATE")); where payment is made in Renminbi, the amount paid shall be determined using the exchange rate of US$1.00 to RMB8.2770 (being the exchange rate prevailing at 12:00 noon (New York City time) on the day which is two Business Days immediately prior to the date of this Agreement (the "US$/RMB EXCHANGE RATE")); and

                 (b) US$2,623 million (the "SHARE CONSIDERATION") to be satisfied by the allotment by the Purchaser to the Vendor of such number of Shares, credited as fully paid, calculated by dividing the Share Consideration by the Consideration Share Price calculated as follows, and at the US$/HK$ Exchange Rate set out in clause 2.2.1(a), rounded down to the nearest whole number:

                      (i) where the Average Daily VWAP is between HK$ HK$21.0134 (being 15 per cent. below the initial price) and HK$28.4300 (being 15 per cent. above the initial price), the Consideration Share Price shall be HK$24.7217 (the "INITIAL PRICE"), being the average closing price of the Shares as stated in the daily quotation sheets of The Stock Exchange of Hong Kong Limited for the thirty (30) Trading Days immediately preceding the date of this Agreement;

                      (ii) where the Average Daily VWAP is above (but not equal to) HK$28.4300, the Consideration Share Price shall be:

                                           Average Daily VWAP - HK$24.7217 x 115%
                            HK$24.7217  +  --------------------------------------
                                                             2

                             ; or

                      (iii) where the Average Daily VWAP is below (but not equal to) HK$21.0134, the Consideration Share Price shall be:

                                            HK$24.7217 x 85% - Average Daily VWAP
                             HK$24.7217  -  -------------------------------------
                                                              2

                 For the purposes of this clause 2.2.1(b), the following expressions shall have the following meanings:

                 "AVERAGE DAILY VWAP" means the simple arithmetic average Daily VWAP for the 10 consecutive Trading Days immediately after the date of this Agreement;

                 "DAILY VWAP" means in respect of a Trading Day, the volume-weighted average price (VWAP) for the entire duration of that Trading Day for the Shares as shown on the Bloomberg Screen VOLUME AT PRICE Page as given by the ticker "941 HK Equity VAP" and listed on the VWAP field, up to four decimal places, but if for any reason such price does not so appear, or if such page is unavailable, the VWAP shall be calculated by dividing the turnover of all Shares traded on The Stock Exchange of Hong Kong Limited on the Trading Day by the number of Shares so traded, as shown on the daily quotation sheets of The Stock Exchange of Hong Kong Limited in respect of the Purchaser, up to four decimal places; and

                 "TRADING DAY" means a day on which Shares are generally traded on The Stock Exchange of Hong Kong Limited.

          2.2.2 The Deferred Consideration shall be an amount equivalent to the Total Price after deduction of the following:-

                 (a)  US$3,150 million as stated in clause 2.2.1 (a); and

                 (b) the Share Consideration of US$2,623 million as stated in clause 2.2.1(b).

     2.3 The Vendor hereby agrees with the Purchaser that the obligation of the Purchaser to pay the Deferred Consideration shall be subordinated to all payment obligations of the Purchaser under the Senior Debts as referred to in clause 2.6, including but not limited to the payment obligations of the Purchaser under the Notes and the Convertible Notes.

     2.4 Without prejudice to the provisions in clause 2.5, the Vendor and the Purchaser agree that the Deferred Consideration or the unpaid portion of the Deferred Consideration, together with unpaid accrued interest thereon, shall be paid in full by the date falling fifteen (15) years after the date of Completion, or if that date falls on a non-Business Day, then on the next Business Day.

     2.5

          2.5.1 The Purchaser may determine to make early payment of all or part of the Deferred Consideration if either or both of the following are satisfied:-

                 (a) the early payment of the Deferred Consideration is made out of net proceeds from the issue of Chinese Depositary Receipts or RMB denominated bonds; or

                 (b) the early payment of the Deferred Consideration will not have any significant impact on the Purchaser's ability to repay the principal and interest of any Senior Debts to which the Deferred Consideration is subordinated.

          2.5.2 The Purchaser undertakes to use its reasonable endeavours, subject to market conditions and receiving all necessary regulatory and governmental approvals, to issue Chinese Depositary Receipts and RMB denominated bonds (whether by itself or through its subsidiaries) and agrees to make early payment of the Deferred Consideration up to the amount representing the net proceeds from the issue of the Chinese Depositary Receipts and/or the RMB denominated bonds after such proceeds are received. The Purchaser acknowledges that the Vendor relied on this undertaking by the Purchaser in agreeing to having the Deferred Consideration as part of the Total Price and to the provisions relating to the payment mechanism for the Deferred Consideration and otherwise as set out in clauses 2.3 to 2.9.

          2.5.3 Subject to either clause 2.5.1 or clause 2.5.2, the Purchaser may make early payment of all or part of the Deferred Consideration after Completion and in any amount in Hong Kong dollars, Renminbi or US dollars (or other currencies as may be agreed between the Vendor and the Purchaser ("OTHER CURRENCIES")). Where payments are made in Hong Kong dollars, RMB or Other Currencies, the amounts of Deferred Consideration paid shall be determined using the US$/HK$ Exchange Rate or the US$/RMB Exchange Rate as referred to in clause 2.2.1 or the Reference Exchange Rate as referred to in clause 2.6, respectively.

     2.6 For the purposes of clauses 2.3, 2.5, 2.6 and 2.7, the following expressions shall have the following meanings:

          "DEFERRED CONSIDERATION INTEREST RATE" means, for the period of the first two years commencing on the date of the Completion, 3.801 per cent. per annum (being the two-year US$-ISDA LIBOR Swap Rate in respect of the Interest Determination Date that falls on a day which is two Business Days prior to the date of this Agreement), and for each subsequent two-year period the US$-ISDA LIBOR Swap Rate in respect of the relevant Interest Determination Date. For the avoidance of doubt, if any part of the Deferred Consideration is unpaid after the fourteenth anniversary of the date of the Completion, the Deferred Consideration Interest Rate for such unpaid portion shall be that in respect of the Interest Determination Date that falls on 14 May 2016 (or if that date falls on a non-Business Day, then on the next Business Day) irrespective of the remaining period within which the Deferred Consideration must be paid in full in accordance with clause 2.4;

          "INTEREST DETERMINATION DATE" means each of the following dates (or if that date falls on a non-Business Day, then on the next Business Day): two Business Days prior to the date of this Agreement being 14 May 2002, 14 May 2004, 14 May 2006, 14 May 2008, 14 May 2010, 14 May 2012,
          14 May 2014 and 14 May 2016;

          "INTEREST PAYMENT DATE" means, before the payment of the Deferred Consideration and any unpaid accrued interest thereon in full, each of the following dates (or if that date falls on a non-Business Day, then on the next Business Day): 16 November 2002, 16 May 2003, 16 November 2003, 16 May 2004, 16 November 2004, 16 May 2005, 16 November 2005, 16
          May 2006, 16 November 2006, 16 May 2007, 16 November 2007, 16 May
          2008, 16 November 2008, 16 May 2009, 16 November 2009, 16 May 2010, 16
          November 2010, 16 May 2011, 16 November 2011, 16 May 2012, 16 November 2012, 16 May 2013, 16 November 2013, 16 May 2014, 16 November 2014, 16
          May 2015, 16 November 2015, 16 May 2016, 16 November 2016 and 16 May 2017;

          "REFERENCE EXCHANGE RATE" means the Federal Reserve noon-buying rate between US dollars and the relevant Other Currency which is quoted as of 12:00 noon (New York City time) on the day which is two Business Days immediately prior to the date of this Agreement on the relevant page on the website of the Federal Reserve Bank of New York (www.ny.frb.org) which displays the exchange rate between US dollars and the relevant Other Currency, but if no such exchange rate appears, the exchange rate shall be the selling rate between US dollars and the relevant Other Currency as quoted by The Hong Kong and Shanghai Banking Corporation at or about 12:00 noon (Hong Kong time) on the Business Day immediately prior to the date of this Agreement;

          "SENIOR DEBTS" means debts owed or owing by the Purchaser from time to time which are not subordinated to other debts owed by the Purchaser; and

          "US$-ISDA LIBOR SWAP RATE" means, in respect of an Interest Determination Date, the rate which is quoted as of 11:00 a.m. (New York City time) on that Interest Determination Date on the Reuters Screen ISDAFIX1 Page as being the rate for US dollar swaps with a maturity of two years, expressed as a percentage, but if for any reason such rate does not so appear, or if such page is unavailable, the rate shall be the arithmetic mean (rounded, if necessary upwards, to the next 1/16 per cent. per annum) of the respective two-year mid-market semi-annual swap rates (as quoted to the Vendor at its request) of Goldman Sachs International, Morgan Stanley Dean Witter and The Hong Kong and Shanghai Banking Corporation Limited at or about 11:00 a.m. on that Interest Determination Date.

     2.7 The Purchaser shall pay interest to the Vendor on the Deferred Consideration. Interest shall accrue at the Deferred Consideration Interest Rate as referred to in clause 2.6 on the unpaid portion of the Deferred Consideration from the date of Completion until full payment of the Deferred Consideration, and shall be calculated on the basis of the actual number of days elapsed. Interest shall be paid on each of the Interest Payment Date and on the day on which the Deferred Consideration is paid in full. The Purchaser may pay the interest in Hong Kong dollars, Renminbi or US dollars as the Purchaser may in its absolute discretion determine or in other currencies as may be agreed between the Vendor and the Purchaser ("OTHER CURRENCIES"). Where payments are made in Hong Kong dollars, Renminbi or Other Currencies, the amount of interest payable shall be determined using the US$/HK$ Exchange Rate or the US$/RMB Exchange Rate as referred to in clause
          2.2.1 or the Reference Exchange Rate as referred to in clause 2.6, respectively. No penalty or additional interest shall be payable by the Purchaser to the Vendor for early payment of the Deferred Consideration at any time after Completion.

     2.8 If the Purchaser does not pay the Deferred Consideration or any accrued interest payable when due under clauses 2.4 and 2.7, it shall pay interest on the overdue amount for the period beginning on its due date and ending on the date of its receipt by the Vendor ("RELEVANT PERIOD"). Interest under this clause 2.8 shall accrue daily at the rate of the Deferred Consideration Interest Rates applicable during the Relevant Period plus one percentage point, per annum and calculated on the basis of a year of 360 days. For the avoidance of doubt, the Purchaser's obligation to pay interest on the Deferred Consideration under and in accordance with clause 2.7 is not affected by this clause 2.8.

     2.9 The transfer of the Target BVI Shares shall take effect immediately upon Completion and the Purchaser shall be entitled to enjoy all rights attached to the Target BVI Shares on Completion free from all encumbrances irrespective of the Deferred Consideration payable by the Purchaser to the Vendor. The Vendor hereby irrevocably waives all rights, liens or other securities interest over the Target BVI Shares which the Vendor may have under law arising from the Deferred Consideration or otherwise with effect from Completion.


3    CONDITIONS PRECEDENT

     3.1 Completion of the sale and purchase of the Target BVI Shares shall be conditional upon the fulfilment of the following conditions:

          (a) the passing of resolutions by the Independent Shareholders approving the transactions contemplated by this Agreement and the issue of the Consideration Shares to the Vendor upon Completion, and the Connected Transactions (other than Connected Transactions which The Stock Exchange of Hong Kong Limited has confirmed that no approval by the Independent Shareholders is required);

          (b) the Purchaser having received adequate funding or financing to satisfy the cash portion of the Initial Consideration as referred to in clause 2.2.1;

          (c) the granting by the Listing Committee of The Stock Exchange of Hong Kong Limited of listing of, and permission to deal in, the Consideration Shares to be issued by the Purchaser upon Completion;

          (d) there having been no material adverse change to the financial conditions, business operations or prospects of any of the Target Companies Group;

          (e)  the receipt of the PRC Relevant Governmental Approvals; and

          (f) the completion of the transactions contemplated in the respective Restructuring Agreements.

     3.2 Each of the Vendor and the Warrantor undertakes to use all reasonable endeavours to ensure that the Conditions Precedent set out in clauses 3.1(d) and (e) are fulfilled as soon as reasonably practicable and in any event by 30 September 2002.

     3.3 The Purchaser undertakes to use all reasonable endeavours to ensure that the Conditions Precedent set out in clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(e) are fulfilled as soon as reasonably practicable and in any event by 30 September 2002.

     3.4 The Purchaser shall be entitled in its absolute discretion, by written notice to the Vendor, to waive any or all of the Conditions Precedent set out in clauses 3.1(b) and 3.1(d) either in whole or in part.

     3.5 If any of the Conditions Precedent has not been fulfilled (or waived) on or before the date specified in clauses 3.2 and 3.3 or such other date as the parties to this Agreement may agree in writing, this Agreement (other than clauses 14, 16 and 22) shall automatically terminate and no party shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of its accrued rights arising from any prior breach of this Agreement).


4    PRE-COMPLETION UNDERTAKINGS

     4.1 Pending Completion, each of the Vendor and the Warrantor shall ensure that:

          (a) each member of the Target Companies Group shall carry on its business in the ordinary and usual course and shall not make (or agree to make) any payment other than routine payments in the ordinary and usual course of trading;

          (b) each member of the Target Companies Group shall take all reasonable steps to preserve and protect its assets;

          (c) the Purchaser's representatives shall be allowed, upon reasonable notice and during normal business hours, access to the books and records of each member of the Target Companies Group (including, without limitation, all statutory books, minute books, leases, contracts, supplier lists and customer lists) together with the right to take copies;

          (d) no member of the Target Companies Group shall do, allow or procure any act or omission which would constitute or give rise to a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

          (e) prompt disclosure is made to the Purchaser of all relevant information which comes to the notice of the Vendor or the Warrantor in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which may constitute a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

          (f) no dividend or other distribution shall be declared, paid or made by any member of the Target Companies Group;

          (g) no share capital shall be allotted or issued or agreed to be allotted or issued by any member of the Target Companies Group;

          (h) all transactions between each member of the Target Companies Group and each Vendor Group Company shall be on arm's length commercial terms and in their respective ordinary and usual course of business;

          (i) otherwise than in the ordinary course of business, the amount of any Indebtedness owed by each member of the Target Companies Group or existing as at the date of this Agreement shall not be increased or extended and no new Indebtedness shall be entered into or assumed by any such company; and

          (j) no action is taken by any member of the Target Companies Group or any Vendor Group Company which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

     4.2 Pending Completion, each of the Vendor and the Warrantor shall ensure that the Target Companies Group consults fully with the Purchaser in relation to any matters which may have a material effect upon the Target Companies Group. Without the prior written consent of the Purchaser, the Target Companies Group shall not, and each of the Vendor and the Warrantor shall ensure that the Target Companies Group does not:

          (a) enter into any contract or commitment (or make a bid or offer which may lead to a contract or commitment) having a material value or involving material expenditure or which is of a long term or unusual nature or which could involve an obligation of a material nature or which may result in any material change in the nature or scope of the operations of such member of the Target Companies Group;

          (b) agree to any variation or termination of any existing contract to which that member of the Target Companies Group is a party and which may have a material effect upon the nature or scope of the operations of such member of the Target Companies Group;

          (c) (whether in the ordinary and usual course of business or otherwise) acquire or dispose of, or agree to acquire or dispose of, any material business or any material asset; or

          (d) enter into any agreement, contract, arrangement or transaction (whether or not legally binding) other than in the ordinary and usual course of business.


5    COMPLETION

     5.1 The sale and purchase of the Target BVI Shares shall be completed at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong (or such other place as the Vendor, the Purchaser and the Warrantor may agree upon) on:

          (a) the third Business Day after the passing of the resolutions referred to in clause 3.1(a), or

          (b) such other date as may be agreed between the Vendor and the Purchaser,

          whichever is later, following notification by the Purchaser to the Vendor of the fulfilment (or waiver) of all the Conditions Precedent.

     5.2 On Completion, the Vendor shall deliver (or cause to be delivered) to the Purchaser:

          (a) duly executed transfers into the name of the Purchaser or such wholly-owned subsidiary of the Purchaser as notified by the Purchaser to the Vendor two days before Completion or their respective nominee in respect of all of the Target BVI Shares, together with the related share certificates evidencing the title and ownership of such shares;

          (b) the certificates of incorporation, common seal, share register, share certificate book (with any unissued share certificates), business licence, the documents evidencing the PRC Relevant Governmental Approvals (as the case may be) and all minute books and other statutory books (which shall be written up to but not including Completion) of each member of the Target Companies Group;

          (c) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser and/or such wholly-owned subsidiary of the Purchaser as notified by the Purchaser to the Vendor two days before Completion and/or their respective nominee to be vested with the full beneficial ownership of the Target BVI Shares and to enable the Purchaser and/or such wholly-owned subsidiary and/or their respective nominee to be registered as the holder(s) of the Target BVI Shares;

          (d)  a counterpart of the Tax Indemnity duly executed by the Vendor;

          (e) a copy of a resolution of the board of directors (certified by an officer of the Vendor duly appointed by the Vendor as true and correct) of the Vendor, authorising the execution of and the performance by the Vendor of its obligations under this Agreement and each of the other documents to be executed by the Vendor;

          (f) a certified copy of the Transfer of Interests Agreement pursuant to which the equity interest of each of the Target Companies is transferred from the Warrantor and the Vendor to each of the Target BVI Companies, respectively, through a series of transfers, duly executed by each of the parties thereto; and

          (g) a legal opinion from Haiwen & Partners, PRC counsel, in form and substance acceptable to the Purchaser.

     5.3 On Completion, the Warrantor shall deliver (or cause to be delivered) to the Purchaser:

          (a) a counterpart of the Tax Indemnity duly executed by the Warrantor; and

          (b) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser and/or such wholly-owned subsidiary of the Purchaser as notified by the Purchaser to the Vendor two days before Completion and/or their respective nominee to be vested with the full beneficial ownership of the Target BVI Shares and to enable the Purchaser and/or such wholly-owned subsidiary and/or their respective nominee to be registered as the holder(s) of the Target BVI Shares.

     5.4 On Completion, the Vendor shall procure that resolutions of the board of directors of each Target BVI Company are passed to approve the registration of the transfers in respect of the Target BVI Shares referred to in clause 5.2.

     5.5 Against compliance by the Vendor and the Warrantor of their respective obligations under clauses 5.2, 5.3 and 5.4, the Purchaser shall:

          (a) in satisfaction of its obligations under clause 2.2.1(a), cause the amounts set out in clause 2.2.1(a) to be paid on Completion or such later date as may be agreed between the Vendor and the Purchaser by electronic funds transfer (or such other modes of payment as may be agreed between the Vendor and the Purchaser) to the bank account(s) of the Vendor or such other party as the Vendor may direct, details of which shall be notified in writing to the Purchaser at least two Business Days prior to Completion;

          (b) in satisfaction of its obligations under clause 2.2.1(b), cause the Consideration Shares to be allotted to the Vendor credited as fully paid, the Vendor's name to be entered in the register of members and a certificate in respect of the Consideration Shares to be delivered to the Vendor; and

          (c) deliver to the Vendor a copy of the board minutes (certified by a duly appointed officer as true and correct) of the Purchaser authorising the execution and performance by the Purchaser of its obligations under this Agreement.

     5.6 If the Vendor or the Warrantor fails or is unable to perform any material obligations (including the transfer of all Target BVI Shares to the Purchaser or its nominees simultaneously upon Completion) required to be performed by the Vendor or the Warrantor (as the case may be) pursuant to clause 3.2, clause 5.2 and clause 5.3, respectively, by the last date on which Completion is required to occur, the Purchaser shall not be obliged to complete the sale and purchase of the Target BVI Shares and may, in its absolute discretion, by written notice to the Vendor and the Warrantor:

          (a) rescind this Agreement without liability on the part of the Purchaser; or

          (b) elect to complete this Agreement on that date, to the extent that the Vendor and the Warrantor are ready, able and willing to do so, and specify a later date on which the Vendor and the Warrantor shall be obliged to complete the outstanding obligations of the Vendor and the Warrantor; or

          (c) elect to defer the completion of this Agreement by not more than 90 days to such other date as it may specify in such notice, in which event the provisions of this clause 5.6 shall apply, mutatis mutandis, if the Vendor and/or the Warrantor fails or is unable to perform any such obligations on such other date, provided that clause 5.6(b) will not apply where the Vendor is unable or fails to effect transfer of all Target BVI Shares to the Purchaser or its nominee simultaneously upon Completion.

     5.7 Each of the Vendor and the Warrantor jointly and severally undertakes that it shall pay in cash to the Purchaser by way of indemnity all Costs which the Purchaser may suffer or incur and all Costs which the Purchaser has incurred in relation to the preparation and execution of this Agreement if the Vendor or the Warrantor breaches any of its obligations under this Agreement (including to effect the transfer of all Target BVI Shares to the Purchaser or its nominee simultaneously upon Completion).

6    POST-COMPLETION UNDERTAKINGS

     6.1 Within 60 Business Days following Completion or such other date to be agreed upon between the Vendor, the Purchaser and the Warrantor, each of the Vendor and the Warrantor undertakes to the Purchaser to use all reasonable endeavours to obtain the release of each member of the Target Companies Group from any Intra-Group Guarantees to which it is a party and, pending such release, to indemnify the relevant member of the Target Companies Group against all amounts paid by it to any third party pursuant to any such Intra-Group Guarantee in respect of any liability of any Vendor Group Company (and all Costs incurred in connection with such liability) included in the Last Accounts or arising after the Last Accounts Date.

     6.2 Within 60 Business Days following Completion or such other date to be agreed upon between the Vendor, the Purchaser and the Warrantor, the Purchaser undertakes to the Vendor to use all reasonable endeavours to obtain the release of each Vendor Group Company from any Intra-Group Guarantees to which it is a party and, pending such release, to indemnify the relevant Vendor Group Company against all amounts paid by it to any third party pursuant to any Intra-Group Guarantees in respect of any liability of any member of the Target Companies Group (and all Costs incurred in connection with such liability) included in the Last Accounts or arising after the Last Accounts Date.


7    WARRANTIES

     7.1 Each of the Vendor and the Warrantor jointly and severally represents, warrants and undertakes to the Purchaser in the terms of the Warranties (save that the Warranties set out in paragraphs 2.5 to 2.10 of Part A, Schedule 2 are given by each of the Vendor and the Warrantor in respect of itself only) and that such Warranties are true and accurate. Each of the Vendor and the Warrantor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties.

     7.2 Each of the Vendor and the Warrantor jointly and severally undertakes (without limiting any other rights of the Purchaser in any way including its rights to damages in respect of a claim for breach of any Warranty on any other basis) that it shall pay in cash to the Purchaser (or, if so directed by the Purchaser, to the member of the Target Companies Group in question) (each an "INDEMNIFIED PERSON") by way of indemnity on demand a sum equal to the aggregate of (a) the amount which, if received by the Indemnified Person, would be necessary to put that Indemnified Person into the financial position which would have existed had there been no breach of the Warranty in question; and (b) all Costs suffered or incurred by the Indemnified Person, directly or indirectly, as a result of or in connection with such breach of Warranty.

     7.3 Each of the Vendor and the Warrantor agrees to waive the benefit of all rights (if any) which the Vendor or the Warrantor may have against any member of the Target Companies Group, or any present or former officer or employee of any such company, on whom the Vendor or the Warrantor may have relied in agreeing to any term of this Agreement and the Tax Indemnity and each of the Vendor and the Warrantor undertakes not to make any claim in respect of such reliance.

     7.4 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

     7.5 The Warranties shall be deemed to be repeated on Completion with reference to the facts and circumstances then existing.

     7.6 Each of the Vendor and the Warrantor undertakes to notify the Purchaser in writing promptly if it becomes aware of any circumstance arising after the date of this Agreement which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect which is material to the financial or trading position of any member of the Target Companies Group.


8    LIMITATIONS ON CLAIMS

     8.1 Subject to clause 8.2, the aggregate amount of the liability of each of the Vendor and the Warrantor for all Claims shall not exceed the Total Price.

     8.2 The limitation contained in clause 8.1 shall not apply to any breach of any Warranty which (or the delay in discovery of which) is the consequence of dishonest, deliberate or reckless mis-statement, concealment or other conduct by any Vendor Group Company or any officer or employee, or former officer or employee, of any Vendor Group Company.


9    PURCHASER'S RIGHTS TO RESCISSION

     The Purchaser may by written notice given to the Vendor and the Warrantor at any time prior to Completion rescind this Agreement without liability on the part of the Purchaser if any fact, matter or event (whether existing or occurring on or before the date of this Agreement or arising or occurring afterwards) comes to the notice of the Purchaser at any time prior to Completion which:

     (a) constitutes a breach by the Vendor or the Warrantor of this Agreement (including, without limitation, any breach of the pre-Completion undertakings in clause 4); or

     (b) would constitute a breach of any Warranty if the Warranties were repeated on or at any time before Completion by reference to the facts and circumstances then existing; or

     (c) affects or is likely to affect in a materially adverse manner the business, financial position or prospects of the Target Companies Group taken as a whole.


10   WITHHOLDING TAX AND GROSSING UP

     10.1 Each of the Vendor and the Warrantor shall pay all sums payable by it under this Agreement free and clear of all deductions or withholdings unless the law requires a deduction or withholding. If a deduction or withholding is so required the Vendor or the Warrantor shall pay such additional amount as will ensure that the net amount the payee receives equals the full amount which it would have received had the deduction or withholding not been required.

     10.2 If any tax authority charges taxation on any sum paid by the Vendor or the Warrantor under or pursuant to this Agreement, then the Vendor or the Warrantor shall pay such additional amount as will ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this Agreement.


11   ENTIRE AGREEMENT

     This Agreement and the Tax Indemnity constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Target BVI Shares. This Agreement and the Tax Indemnity supersede all prior agreements or understandings in connection with the subject matter hereof which shall cease to have any further force or effect. No party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement and the Tax Indemnity.


12   VARIATION

     12.1 No variation of this Agreement (or of any of the legally binding agreements referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "VARIATION" shall include any variation, supplement, deletion or replacement however effected.

     12.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.


13   ASSIGNMENT

     No party shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other parties.


14   ANNOUNCEMENTS

     14.1 Except as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law, no announcement or circular or disclosure in connection with the existence or subject matter of this Agreement shall be made or issued by or on behalf of any of the Vendor Group Companies or any member of the Target Companies Group or any of them without the prior written approval of the Purchaser (such approval not to be unreasonably withheld or delayed), or by or on behalf of the Purchaser without the prior written approval of the Vendor and the Warrantor (such approval not to be unreasonably withheld or delayed).

     14.2 Where any announcement or disclosure is made in reliance on the exception in clause 14.1, the party making the announcement or disclosure will so far as practicable consult with the other parties in advance as to the form, content and timing of the announcement or disclosure.


15   COSTS

     Each of the parties shall bear its own Costs incurred in connection with the negotiation, preparation and completion of this Agreement and the Tax Indemnity.


16   CONFIDENTIALITY

     Each of the Vendor and the Warrantor undertakes with the Purchaser that it shall keep confidential (and to ensure that its directors, officers, employees, agents and professional and other advisers keep confidential) any information in its possession (whether before or after the date of this Agreement):

     (a) in relation to the subscribers, business, assets or affairs of the Target Companies Group (including any data held by the Target Companies Group); or

     (b) which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement),

     provided that the undertakings contained in this clause 16 shall not apply to any information which is in or has entered the public domain (which shall include any public filing or disclosure requirements of the United States Securities and Exchange Commission or under applicable laws) otherwise than as a result of publication or disclosure by the Vendor or the Warrantor or their respective directors, officers, employees, agents and professional and other advisers without the prior written consent of the Purchaser.

     Each of the Vendor and the Warrantor shall not use for its own business purposes or disclose to any third party any such information (collectively, "CONFIDENTIAL INFORMATION") without the consent of the Purchaser.


17   SEVERABILITY

     If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


18   COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.


19   WAIVER

     19.1 No failure or delay by any parties hereto in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

     19.2 The rights and remedies of the parties hereto under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.


20   FURTHER ASSURANCE

     Each of the Vendor and the Warrantor agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transaction contemplated by it and for the purpose of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser under this Agreement.


21   NOTICES

     21.1 Any notice or other communication to be given by one party to any other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 21.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in clause 21.2 and in each case marked for the attention of the relevant party set out in clause
           21.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 21). Any notice so served by hand, fax or post shall be deemed to have been duly given:

           (a)  in the case of delivery by hand, when delivered;

           (b)  in the case of fax, upon confirmation of transmission;

           (c) in the case of prepaid recorded delivery or registered post, at 10:00 a.m. on the fifth Business Day following the date of posting,

           provided that in each case where delivery by hand or by fax occurs after 6:00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next following Business Day.

           References to time in this clause are to local time in the country of the addressee.

     21.2 The addresses and fax numbers of the parties for the purpose of clause 21.1 are as follows:

           THE VENDOR:
           Address:               60th Floor
                                  The Center
                                  99 Queen's Road Central
                                  Hong Kong

           Fax:                   (852) 2511 9092

           For the attention of:  The Directors

           THE PURCHASER:

           Address:               60th Floor
                                  The Center
                                  99 Queen's Road Central
                                  Hong Kong

           Fax:                   (852) 2511 9092

           For the attention of:  Legal Counsel

           THE WARRANTOR:

           Address:               53A Xibianmennei Dajie
                                  Xuanwuqu
                                  Beijing
                                  PRC

           Fax:                   (8610) 6360 4943

           For the attention of:  The Authorised Representative

     21.3 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 21, provided that, such notice shall only be effective on:

           (a) the date specified in the notice as the date on which the change is to take place; or

           (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

     21.4 All notices under or in connection with this Agreement shall be in the English language.


22   GOVERNING LAW AND JURISDICTION

     22.1 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

     22.2 Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in Hong Kong International Arbitration Centre by a single arbitrator in accordance with the UNCITRAL Arbitration Rules in force from time to time. The parties agree that the arbitral award will be final and binding.

AS WITNESS this Agreement has been signed on behalf of the parties the day and year first before written.

                                   SCHEDULE 1
                                     PART A
                       DETAILS OF THE TARGET BVI COMPANIES

(1)   ANHUI MOBILE BVI

1     NAME:                               Anhui Mobile (BVI) Limited

2     DATE OF INCORPORATION:              10 May 2002

3     PLACE OF INCORPORATION:             British Virgin Islands

4     CLASS OF COMPANY:                   International Business Company

5     REGISTERED NUMBER:                  495321

6     REGISTERED OFFICE:                  P.O. Box 957
                                          Offshore Incorporations Centre
                                          Road Town, Tortola
                                          British Virgin Islands

7     DIRECTORS:                          Wang Xiaochu
                                          Li Zhenqun
                                          Ding Donghua

8     REGISTERED SHAREHOLDER:             China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:                 HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                     One share of HK$1.00 each

11    MORTGAGES AND CHARGES:              None

(2)  JIANGXI MOBILE BVI

1     NAME:                             Jiangxi Mobile (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495320

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

(3)  CHONGQING MOBILE BVI

1     NAME:                             Chongqing Mobile (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495324

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

(4)  SICHUAN MOBILE BVI

1     NAME:                             Sichuan Mobile (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495322

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

(5)  HUBEI MOBILE BVI

1     NAME:                               Hubei Mobile (BVI) Limited

2     DATE OF INCORPORATION:              10 May 2002

3     PLACE OF INCORPORATION:             British Virgin Islands

4     CLASS OF COMPANY:                   International Business Company

5     REGISTERED NUMBER:                  495325

6     REGISTERED OFFICE:                  P.O. Box 957
                                          Offshore Incorporations Centre
                                          Road Town, Tortola
                                          British Virgin Islands

7     DIRECTORS:                          Wang Xiaochu
                                          Li Zhenqun
                                          Ding Donghua

8     REGISTERED SHAREHOLDERS:            China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:                 HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                     One share of HK$1.00 each

11    MORTGAGES AND CHARGES:              None

(6)  HUNAN MOBILE BVI

1     NAME:                             Hunan Mobile (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495323

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

(7)  SHAANXI MOBILE BVI

1     NAME:                             Shaanxi Mobile (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495326

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

(8)  SHANXI MOBILE BVI

1     NAME:                             Shanxi Mobile Communication (BVI) Limited

2     DATE OF INCORPORATION:            10 May 2002

3     PLACE OF INCORPORATION:           British Virgin Islands

4     CLASS OF COMPANY:                 International Business Company

5     REGISTERED NUMBER:                495327

6     REGISTERED OFFICE:                P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola
                                        British Virgin Islands

7     DIRECTORS:                        Wang Xiaochu
                                        Li Zhenqun
                                        Ding Donghua

8     REGISTERED SHAREHOLDERS:          China Mobile Hong Kong (BVI) Limited

9     AUTHORISED CAPITAL:               HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10    ISSUED CAPITAL:                   One share of HK$1.00 each

11    MORTGAGES AND CHARGES:            None

                                     PART B
                         DETAILS OF THE TARGET COMPANIES

(1)  ANHUI MOBILE

1     NAME:                         Anhui Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Anhui, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the construction and investment
                                    of mobile telecommunication networks;
                                    engaging in the operation of mobile
                                    telecommunication business (including voice,
                                    data and multimedia); engaging in IP phone
                                    business; operating computer networks and
                                    international internet and engaging in
                                    value-added business relating to mobile
                                    telecommunication business; engaging in
                                    system integration, settlement and clearing
                                    of roaming, technological development,
                                    technological service, advertising business,
                                    maintenance and installation of equipment
                                    and projects construction etc. in relation
                                    to mobile telecommunication business;
                                    engaging in sale or lease of mobile
                                    communication terminal equipment and their
                                    accessories and spare parts and providing
                                    after-sale services.

5     REGISTERED OFFICE:            Youdian Building, No. 303 Huaihe Road,
                                    Hefei, Anhui Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Anhui Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(2)  JIANGXI MOBILE

1     NAME:                         Jiangxi Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Jiangxi, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the construction and investment
                                    of mobile telecommunication networks;
                                    engaging in the operation of mobile
                                    telecommunication business (including voice,
                                    data and multimedia); engaging in IP phone
                                    business; engaging in system integration,
                                    settlement and clearing of roaming,
                                    technological development, technological
                                    service, advertising business maintenance
                                    and installation of equipment and projects
                                    construction etc. in relation to mobile
                                    communication business; engaging in sale or
                                    lease of mobile telecommunication terminal
                                    equipment and their accessories and spare
                                    parts; providing after-sale services;
                                    operating other businesses as approved or
                                    consented by the State in accordance with
                                    market development and demand.

5     REGISTERED OFFICE:            Jinyuan Building, Taoyuan Xiao District,
                                    Nanchang, Jiangxi Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Jiangxi Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(3)  CHONGQING MOBILE

1     NAME:                       Chongqing Mobile Communication Company Limited

2     PLACE OF INCORPORATION:     Chongqing, PRC

3     NATURE:                     Limited liability company

4     SCOPE OF BUSINESS:          engaging in the construction and investment
                                  of mobile telecommunication networks;
                                  engaging in the operation of mobile
                                  telecommunication business (including voice,
                                  data and multimedia); engaging in IP phone
                                  business; operating computer networks and
                                  international internet and engaging in
                                  value-added business relating to mobile
                                  telecommunication business; engaging in
                                  system integration, settlement and clearing
                                  of roaming, technological development,
                                  technological service, equipment maintenance
                                  in relation to mobile telecommunication
                                  business; engaging in sale or lease of
                                  mobile telecommunication terminal equipment
                                  and their accessories and spare parts.

5     REGISTERED OFFICE:          No. 134, Yuzhou Road, Jiulongpo District,
                                  Chongqing Municipality, PRC

6     REGISTERED CAPITAL:         RMB10,000,000

7     TAX RESIDENCE:              Chongqing Municipality, PRC

8     SUBSIDIARIES:               None

9     MORTGAGES AND CHARGES:      None

(4)  SICHUAN MOBILE

1     NAME:                         Sichuan Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Sichuan, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            operating mobile communication, IP phone,
                                    computer networks, international internet
                                    and engaging in value-added business
                                    relating to mobile telecommunication
                                    business; engaging in system integration,
                                    settlement and clearing of roaming in
                                    relation to mobile telecommunication
                                    business; engaging in sale or lease of
                                    mobile telecommunication terminal equipment
                                    and their accessories and spare parts;
                                    engaging in the maintenance, installation
                                    and construction of mobile telecommunication
                                    equipment; engaging in mobile
                                    telecommunication technological service.

5     REGISTERED OFFICE:            No. 19 Qingyang Zheng Street, Chengdu,
                                    Sichuan Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Sichuan Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(5)  HUBEI MOBILE

1     NAME:                         Hubei Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Hubei, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the operation of phone business;
                                    operating computer networks and
                                    international internet and engaging in
                                    value-added business relating to mobile
                                    telecommunication business; engaging in
                                    system integration, settlement and clearing
                                    of roaming, technological development,
                                    technological service, maintenance and
                                    installation of equipment and projects
                                    construction etc. in relation to mobile
                                    telecommunication business; engaging in sale
                                    or lease of mobile telecommunication
                                    terminal equipment and their accessories and
                                    spare parts and providing after-sale
                                    services.

5     REGISTERED OFFICE:            No. 10 Jiangxing Road, Jianghan District,
                                    Wuhan, Hubei Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Hubei Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(6)  HUNAN MOBILE

1     NAME:                         Hunan Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Hunan, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the construction and investment
                                    of mobile telecommunication networks;
                                    engaging in the operation of mobile
                                    telecommunication business (including voice,
                                    data and multimedia); engaging in IP phone
                                    business; operating computer networks and
                                    international internet and engaging in
                                    value-added business relating to mobile
                                    telecommunication business; engaging in
                                    system integration, settlement and clearing
                                    of roaming, technological development,
                                    technological service, installation of
                                    equipment and projects construction etc. in
                                    relation to mobile telecommunication
                                    business; engaging in sale or lease of
                                    mobile telecommunication terminal equipment
                                    and their accessories and spare parts and
                                    providing after-sale services; engaging in
                                    the design, production of advertisements,
                                    distribution of outdoor advertisements;
                                    engaging in television, broadcast,
                                    publication, printed material and gift
                                    advertising agency.

5     REGISTERED OFFICE:            No. 169 Furongnan Road, Tianxin District,
                                    Changsha, Hunan Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Hunan Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(7)  SHAANXI MOBILE

1     NAME:                         Shaanxi Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Shaanxi, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the construction and investment
                                    of mobile telecommunication networks;
                                    engaging in the operation of mobile
                                    telecommunication business; engaging in IP
                                    phone business; operating computer networks
                                    and international internet and engaging in
                                    value-added business relating to mobile
                                    telecommunication business; engaging in
                                    system integration, settlement and clearing
                                    of roaming, technological development,
                                    technological service, advertising business,
                                    maintenance and installation of equipment
                                    and projects construction etc. in relation
                                    to mobile telecommunication business;
                                    engaging in sale or lease of mobile
                                    telecommunication terminal equipment and
                                    their accessories and spare parts and
                                    providing after-sale services; other
                                    business as approved or consented by the
                                    State.

5     REGISTERED OFFICE:            No.5 Nan Erhuan Road Xiduan, Xian, Shaanxi
                                    Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Shaanxi Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

(8)  SHANXI MOBILE

1     NAME:                         Shanxi Mobile Communication Company Limited

2     PLACE OF INCORPORATION:       Shanxi, PRC

3     NATURE:                       Limited liability company

4     SCOPE OF BUSINESS:            engaging in the construction and investment
                                    of mobile telecommunication networks;
                                    engaging in the operation of mobile
                                    telecommunication business; engaging in IP
                                    phone business; operating computer networks
                                    and international internet and engaging in
                                    value-added business relating to mobile
                                    telecommunication business; engaging in
                                    system integration, settlement and clearing
                                    of roaming, technological development,
                                    technological service, and equipment
                                    maintenance in relation to mobile
                                    telecommunication business; engaging in sale
                                    or lease of mobile telecommunication
                                    terminal equipment and their accessories and
                                    spare parts and providing after-sale
                                    services of the above businesses.

5     REGISTERED OFFICE:            No. 39 Shuangtaxi Street, Taiyuan, Shanxi
                                    Province, PRC

6     REGISTERED CAPITAL:           RMB10,000,000

7     TAX RESIDENCE:                Shanxi Province, PRC

8     SUBSIDIARIES:                 None

9     MORTGAGES AND CHARGES:        None

                                   SCHEDULE 2
                                 THE WARRANTIES
                                 PART A: GENERAL

1    INFORMATION

     1.1 All information relating to the Target Companies Group provided to the Purchaser or its representatives and advisers for the purposes of inclusion in the Circular or preparation of the Financial Statements and the Appraisal Report is true, accurate and not misleading and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     1.2 Save as already disclosed in writing to the Purchaser, there are no other facts or matters which might reasonably be expected to have a material adverse effect on the financial or trading position or prospects of any member of the Target Companies Group.


2    CORPORATE MATTERS

     THE TARGET COMPANIES GROUP

     2.1 (a) All of the Target BVI Shares are fully-paid or properly credited as fully-paid and the Vendor is the sole legal and beneficial owner of them free from all Encumbrances. The Target BVI Shares constitute the entire issued share capital of each of the Target BVI Companies.

          (b) The information in respect of each of the Target BVI Companies set out in Part A of Schedule 1 is true and accurate and not misleading.

          (c) Each of the Target BVI Companies has been duly incorporated and is validly existing under the laws of the British Virgin Islands, with legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Circular, and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Memorandum of Association and Articles of Association of each Target BVI Company comply with the requirements of applicable laws of the British Virgin Islands and are in full force and effect.

     2.2 (a) The Target BVI Companies are, or will by Completion be, the sole legal and beneficial owner of the whole of the registered capital of each of the Target Companies, respectively, free from all Encumbrances.

          (b) The information in respect of each of the Target Companies set out in Part B of Schedule 1 is true and accurate and not misleading.

          (c) Each of the Target Companies is (or a valid application has been made for it to be registered as) a wholly-foreign owned enterprise with limited liability and has been duly organised and is validly existing under the laws of the PRC, and its business licence is in full force and effect; the Articles of

               Association of each Target Company comply with the requirements of applicable PRC law and are in full force and effect; each Target Company has all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court, governmental agency or body having jurisdiction over each Target Company or any of its properties in each jurisdiction in which the ownership or lease of property by it or the conduct of its business (as described in the Circular) requires such qualification, except for such consents, approvals, authorizations, orders, registrations, clearances and qualifications the absence of which is disclosed in the Circular or which is not material to such Target Company, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Circular.

     2.3 Save for the unlisted equity securities in the PRC as disclosed in the Accounts and the interest of the Target BVI Companies in the Target Companies at Completion, no member of the Target Companies Group (that is, the Target BVI Companies and the Target Companies) owns or has any interest of any nature whatsoever in any shares, debentures or other securities issued by any undertaking.

     2.4 No Target BVI Company carries on any business other than holding the respective Target Companies, or owns any asset other than the shares of the respective Target Companies at Completion or has any liabilities.


     THE VENDOR AND THE WARRANTOR

     2.5 Each of the Vendor and the Warrantor is duly incorporated or established and is validly existing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease and operate its properties and assets and to execute and perform its obligations under this Agreement and the Tax Indemnity.

     2.6 The execution, delivery and performance by each of the Vendor and the Warrantor of this Agreement and the Tax Indemnity has been duly authorised by it and this Agreement and the Tax Indemnity constitute a legal, valid and binding obligation of the Vendor or the Warrantor enforceable in accordance with its terms, subject to the laws of bankruptcy and other similar laws affecting the rights of creditors generally.

     2.7 All regulatory, corporate and other approvals (including shareholder approvals) and authorisations required by the Vendor and the Warrantor for the execution and delivery of this Agreement and the Tax Indemnity and any agreement or instrument contemplated hereby, the performance of the terms hereof and thereof and the sale of the Target BVI Shares have been obtained, are unconditional and are in full force and effect.

     2.8 All consents, approvals and authorisations of any court, government department or other regulatory body required with respect to the Vendor and the Warrantor for the execution of this Agreement and the Tax Indemnity and the performance of its terms have been obtained and are unconditional and in full force and effect.

     2.9 The execution and delivery by the Vendor and the Warrantor of this Agreement and the Tax Indemnity, and the performance and completion of the transactions herein contemplated: (a) will not infringe any applicable laws or regulations; (b) will not result in any breach of the terms of, or constitute a default under, its constitutional documents and business licence (as applicable) or any instrument, agreement or governmental, regulatory or other judgement, decree or order to which the Vendor or the Warrantor is a party or by which it or its property is bound; and (c) will not conflict with any of the certificates, licences or permits of the Vendor or the Warrantor that enable it to carry on the business or operations now operated by it.

     2.10 Each of the Vendor and the Warrantor is not: (a) in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound to an extent which is material in the context of the transactions herein contemplated; (b) involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise), whether in the PRC or elsewhere.


3    FINANCIAL MATTERS

     FINANCIAL STATEMENTS

     3.1 (a) The Financial Statements give a true and fair view of the state of affairs and financial results of the Target Companies for the periods and as at the dates stated therein.

          (b)  Without limiting the generality of paragraph (a):

               (i) the Accounts of the Target Companies either make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of the Target Companies as at the Accounts Dates, in each case in accordance with applicable accounting principles;

               (ii) the Accounts of the Target Companies for each of the periods ended on the Accounts Dates were prepared under the historical convention, complied with the requirements of all relevant laws and regulations then in force and with all statements of standard accounting practice (or financial reporting standards) and applicable accounting principles then in force;

               (iii) the rate of depreciation adopted by the Target Companies in its Accounts for each of the periods ended on the Accounts Dates was sufficient for each of the fixed assets of the Target Companies to be written down to nil by the end of its useful life;

               (iv) except as stated in its Accounts, no changes in the accounting policies were made by any of the Target Companies in any of the periods ended on the Accounts Dates; and

               (v) the results shown by the Accounts of the Target Companies for each of the periods ended on the Accounts Dates were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

     3.2 None of the financial information provided to the Purchaser or its representatives and advisers is misleading in any material respect nor materially over-state the value of the assets nor materially under-state the liabilities of any Target Company as at the dates to which they were drawn up and do not materially over-state the profits of any Target Company in respect of the periods to which they relate.


     POSITION SINCE LAST ACCOUNTS DATE

     3.3 (a) Since the Last Accounts Date and compared to the Last Accounts, there has been no material adverse change in the financial or trading position or in the prospects of any Target Company and no event, fact or matter has occurred which is likely to give rise to any such change.

          (b)  Since the Last Accounts Date and compared to the Last Accounts:

               (i) the business of each Target Company has been carried on in the ordinary and usual course and no Target Company has made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

               (ii) no dividend or other distribution has been declared, paid or made by any Target Company;

               (iii) there has been no material change in the level of borrowing or in the working capital requirements of any Target Company;

               (iv) all transactions between each Target Company and any Vendor Group Company have been on an arm's length basis and commercial terms;

               (v) save for the Restructuring Agreements, the Connected Transactions and the Trademark Licensing Agreement, no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any Target Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude;

               (vi) save as provided in the Restructuring Agreements or in the usual and ordinary course of business of the Target Companies, no Target Company has (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of any material business or any material asset having a value in excess of RMB50,000,000;

               (vii) no debtor has been released by any Target Company on terms that it pays less than the book value of its debt and no material debt owing to any Target Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

               (viii) no change has been made in terms of employment and any benefits in kind payable to employees and other employment related matters by any Target Company or any Vendor Group Company (other than those required by law) which could materially increase the total costs attributable to employment and employee benefits of the Target Companies;

               (ix) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

               (x) no Target Company has repaid any borrowing or indebtedness in advance of its stated maturity;

               (xi) there has been no material reduction in the cash balances of any Target Company;

               (xii) no resolution of the members of any Target Company has been passed whether in general meeting or otherwise (other than resolutions relating to the routine business of annual general meetings);

               (xiii) the business of each Target Company has not been affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses; and

               (xiv) no Target Company has agreed to any variation or termination of any existing contract to which that Target Company is a party and which may have a material effect upon the nature or scope of the operations of such Target Company.


     WORKING CAPITAL

     3.4 Having regard to existing bank and other financial facilities, each Target Company has sufficient working capital available to it as at the date of this Agreement to enable it to continue to carry on its business in its present form and at its present level of turnover and for the purpose of performing in accordance with their terms all orders, projects and other obligations and discharging all liabilities which ought properly to be discharged during the period of 12 months after Completion.


     ACCOUNTING AND OTHER RECORDS

     3.5  (a)  The books of account and other records of each Target Company:

               (i) are up-to-date and have been maintained in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis;

               (ii) comprise complete and accurate records of all information required to be recorded therein;

               (iii) are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which the relevant Target Company is a party.

          (b) All accounts, documents and returns required by law to be delivered or made by any Target Company to any government authority or regulatory body or any other authority have been duly and correctly delivered or made.

4    DEBT POSITION

     DEBTS OWED TO THE TARGET COMPANIES

     4.1  There are no debts owing to any Target Company other than;

          (i)  the Intra-Group Loans; and

          (ii) trade debts incurred in the ordinary and usual course of business which do not exceed 120% of the trade debts as set out in the Last Accounts.


     DEBTS OWED BY THE TARGET COMPANIES

     4.2 (a) No Target Company has outstanding any borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) other than:

               (i)  the Intra-Group Loans; and

               (ii) moneys borrowed from or otherwise owed to third parties which do not exceed 120% of the money borrowed from or otherwise owed to third parties as set out in the Last Accounts.

          (b) No Target Company has received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

          (c) There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or indebtedness of any Target Company or to enforce any security given by any Target Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).


5    REGULATORY MATTERS

     5.1 (a) Each Target Company has, or will by Completion have, obtained all licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on.

          (b) The licences, permissions, authorisations and consents referred to in paragraph (a) are (or will by Completion be) in full force and effect, not limited in duration or subject to any unusual or onerous conditions, have been (or will by Completion have been) complied with in all respects.

          (c) To the best knowledge of the Vendor and the Warrantor, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph
               (a) will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events

               (whether as a result of the acquisition of the Target BVI Shares by the Purchaser or otherwise).

     5.2 (a) Each Target Company has conducted its business and corporate affairs in accordance with its business licence and with all applicable laws and regulations (whether of the PRC or any other jurisdiction).

          (b) No Target Company is in default of any order, decree or judgment of any court or any governmental or regulatory authority (whether of the PRC or any other jurisdiction).

6    THE REORGANISATION AND THE ASSETS

     THE REORGANISATION

     6.1 The property and other assets transferred into the Target Companies pursuant to the Reorganisation comprise all the assets necessary for the carrying on of the business carried on or to be carried on by the Target Companies in the manner it is presently conducted and as described in the Circular and the liabilities assumed by the Target Companies pursuant to the Reorganisation represent the only liabilities of the Target Companies and are fully, fairly and accurately provided for in, the Financial Statements.

     6.2 The events and transactions contemplated by the Reorganisation do not contravene any provision of applicable law, rule or regulation and do not contravene the Articles of Association, other constitutional documents or the business licence of the Target Companies or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Target Companies that, singly or in the aggregate, is material to the Target Companies, or any judgement, rule or regulation, order or decree of any governmental body, agency or court having jurisdiction over the Target Companies and will not result in the creation or imposition of any Encumbrance or other restriction upon any assets of the Target Companies.

     6.3 All consents, approvals, authorisations, orders, registrations and qualifications required in the PRC in connection with the events and transactions contemplated by the Reorganisation have been (or will by Completion have been) made or unconditionally obtained in writing (including, without limitation, all PRC Relevant Governmental Approvals), and no such consent, approval, authorisation, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

     6.4 There are no legal or government proceedings pending against any of the Target Companies in the PRC challenging the effectiveness or validity of the events and transactions contemplated by the Reorganisation and, to the best knowledge of the Vendor and the Warrantor, no such proceedings are threatened or contemplated by any governmental agencies in the PRC or elsewhere.



     OWNERSHIP

     6.5 (a) For the purpose of this Warranty 6.5, assets shall not include the Properties, to which the provisions of Part B of this Schedule shall apply.

          (b) Each of the assets included in the Last Accounts of each Target Company or acquired by it since the Last Accounts Date (other than assets disposed of in the ordinary course of business and pursuant to the Reorganisation) is the absolute property of that Target Company. Save as disclosed in the Last Accounts, those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing).


     POSSESSION AND THIRD PARTY FACILITIES

     6.6 (a) All of the assets owned by each Target Company, or in respect of which any Target Company has a right of use, are in the possession or under the control of that Target Company.

          (b) Where any assets are used but not owned by any Target Company or any facilities or services are provided to any Target Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).


     ADEQUACY OF ASSETS

     6.7 (a) The assets of each Target Company and the facilities and services to which each Target Company has a contractual right include all rights, properties, assets, facilities and services necessary or desirable for the carrying on of the business of that Target Company in the manner in which it is currently carried on.

          (b) The assets of each Target Company and the facilities and services to which the relevant Target Company has a contractual right include all assets, facilities and services necessary to enable such Target Company to conduct its business after Completion in the same manner in all material respects as it was conducted immediately prior to the transfer of such business to the relevant Target Company pursuant to the Reorganisation.

          (c) Save as otherwise provided in the Connected Transactions and the Trademark Licensing Agreement, no Target Company depends in any material respect upon the use of assets owned by, or facilities or services provided by, any Vendor Group Company.


     CONDITION

     6.8 All the plant, machinery, systems, equipment and vehicles used by each Target Company:

          (a) are in a good state of repair and have been regularly and properly maintained in accordance with appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement;

          (b) are capable of being efficiently and properly used for the purposes for which they were acquired or are retained;

          (c) are not dangerous, inefficient, obsolete or in need of renewal or replacement.


     INSURANCES

     6.9 (a) The insurances for the business, undertakings, properties and other assets of each Target Company are in full force and effect and there are no circumstances which could render any of such insurances void or voidable and all due premiums in respect thereof have (if due) been paid.

          (b) No claim is outstanding by any Target Company under any such policy of insurance and, to the best knowledge of the Vendor and the Warrantor, there are no circumstances likely to give rise to such a claim.


7    INTELLECTUAL PROPERTY RIGHTS

     REGISTERED RIGHTS

     7.1 (a) Each of the Target Companies is the sole legal owner of all Intellectual Property Rights registered or sought to be registered in any jurisdiction which are held or beneficially owned by such Target Company.

          (b) No act has been done or omitted to be done and no event has occurred or is likely to occur which may render any of such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application.


     INFRINGEMENT

     7.2 (a) None of the operations of any Target Company infringe, or are likely to infringe, any rights held by any third party or involve the unauthorised use of confidential information disclosed to any Target Company (or any Vendor Group Company) in circumstances which might entitle a third party to make a claim against a Target Company.

          (b) No claim has been made by any third party which alleges any infringing act or process which would fall within paragraph (a) above or which otherwise disputes the right of any Target Company to use any Intellectual Property Rights relating to its business and the Vendor and the Warrantor are not aware of any circumstances (including any act or omission to act) likely to give rise to such a claim.

          (c) There exists no actual or threatened infringement by any third party of any intellectual Property Rights held or used by a Target Company (including misuse of confidential information) or any event likely to constitute such an infringement nor has a Target Company (or any Vendor Group Company) acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.


     INTELLECTUAL PROPERTY LICENCES

     7.3 No Target Company is in default under any licence, sub-licence or assignment granted to it in respect of any Intellectual Property Rights used by any Target Company.


     LOSS OF RIGHTS

     7.4 No Intellectual Property Rights owned or used by a Target Company and no licence of Intellectual Property Rights of which a Target Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the acquisition by the Purchaser of the Target BVI Shares.


     RECORDS AND SOFTWARE

     7.5 (a) All the accounting records and systems (including but not limited to computerised accounting systems) of the Target Companies are recorded, stored, maintained or operated or otherwise held by a Target Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of a Target Company.

          (b) Each Target Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and does not share any user rights in respect of such software with any other person.


8    CONTRACTUAL MATTERS

     MATERIAL CONTRACTS

     8.1 Save for the Restructuring Agreements, the Connected Transactions and the Trademark Licensing Agreement, there is not outstanding any agreement or arrangement to which any Target Company is a party:

          (a) which, by virtue of the acquisition of the Target BVI Shares by the Purchaser or other performance of the terms of this Agreement, will result in:

               (i) any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

               (ii) any Target Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or in a liability or obligation of any Target Company being created or increased;

          (b) to which any Vendor Group Company is a party or in which any Vendor Group Company or any connected person (as defined under the Listing

               Rules) is interested or from which any such person takes benefit, whether directly or indirectly;

          (c) entered into otherwise than by way of a bargain at arm's length and on commercial terms;

          (d) which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by any Target Company in respect of the obligations or solvency of any third party;

          (e) pursuant to which any Target Company has sold or otherwise disposed of any company or business in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in its Last Accounts;

          (f) which, upon completion by a Target Company of its work or the performance of its other obligations under it, is likely to result in a loss for that Target Company which is not fully provided for in its Last Accounts or which either is not expected to make a normal profit margin or involves an abnormal degree of risk;

          (g) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement to which any Target Company is a party;

          (h) any power of attorney given by any Target Company or any other authority which would enable any person not employed by any Target Company to enter into any contract or commitment on behalf of any Target Company;

          (i) which involves or is likely to involve (i) material expenditure by any Target Company or (ii) material obligations or restrictions of any Target Company of an unusual or exceptional nature or magnitude and not in the ordinary and usual course of business;

          (j) which establishes any material agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement to which any Target Company is a party;

          (k) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any target Company is a party;

          (l) which is any other agreement or arrangement having or likely to have a material effect on the financial or trading position or prospects of any Target Company;

          (m) which is a bid, tender, proposal or offer which, if accepted, would result in any Target Company becoming a party to any agreement or arrangement of a kind described in paragraphs (a) to
               (l) above.

     DEFAULTS

          8.2 (a) No Target Company is in default under any agreement to which it is a party and there are no circumstances likely to give rise to any such default.

               (b) No party with whom any Target Company has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no circumstances likely to give rise to any such default.


9    LITIGATION AND INVESTIGATIONS

     LITIGATION

     9.1 (a) Except as plaintiff in the collection of debts arising in the ordinary course of business, no Target Company is a plaintiff or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any Target Company or any of its assets.

          (b) No governmental or official investigation or inquiry concerning any Target Company is in progress or pending.

          (c) The Vendor and the Warrantor are not aware of any circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph (a) or paragraph (b).


10   DIRECTORS AND EMPLOYEES

     EMPLOYEES

     10.1 No Target Company has entered into any arrangements regarding any future variation in any contract of employment in respect of any of its directors and employees or any agreement imposing an obligation on the Target Company to increase the basis and/or rates of remuneration and/or the provision of other benefits in kind to or on behalf of any of its directors or employees at any future date.


     COMPLIANCE

     10.2 Each Target Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognised trade union.


     INCENTIVE SCHEMES

     10.3 No Target Company has in existence any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.


     PAYMENTS ON TERMINATION

     10.4 Except to the extent (if any) to which provision or allowance has been made in the Last Accounts of each Target Company:

          (a) no outstanding liability has been incurred by any Target Company for breach of any contract of employment or for services or for long service or redundancy payments, protective awards, compensation for dismissal or for any other liability accruing from the termination of any contract of employment or for services, and no such liability will be incurred by any Target Company as a result of the Reorganisation or the acquisition of the Target BVI Shares by the Purchaser or other performance of the terms of this Agreement and the Restructuring Agreements;

          (b) no gratuitous payment has been made or benefit given (or promised to be made or given) by any Target Company in connection with the actual or proposed termination or suspension of employment, or variation of any contract of employment, of any present or former director or employee of any Target Company.

11   INSOLVENCY ETC.

     11.1 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of any member of the Target Companies Group or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to any member of the Target Companies Group, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any member of the Target Companies Group.

     11.2 No composition in satisfaction of the debts of any member of the Target Companies Group, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

     11.3 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any member of the Target Companies Group.

     11.4 No events or circumstances analogous to any of those referred to in Warranties 11.1 to 11.3 have occurred in any jurisdiction outside the PRC.

     11.5 No circumstances exist which are likely to give rise to the occurrence of any events or circumstances described in Warranties
           11.1 to 11.4 if the Warranties were to be repeated at any time on or before Completion.

                       PART B: TAX AND PROPERTY WARRANTIES

1    TAX

     1.1 Each of the Target Companies has all necessary tax registration certificates which are in full force and effect and no Target Company has established any place of business or carried on any business and has not made any filing with any tax authority in any part of the world other than the PRC.

     1.2 Each of the Target Companies has complied in all material respects with all statutory provisions, rules, regulations, orders and directions concerning profits or enterprise income tax, foreign enterprise income tax, value-added tax, business tax and stamp duty (and any similar applicable tax or taxation in the PRC).

     1.3 No tax authority has agreed to operate any special arrangement (being an arrangement which is not based on a uniform application of the relevant legislation whether expressly provided for in the relevant legislation or operated by way of extra statutory concession or otherwise) in relation to any of the Target Companies.

     1.4 Each of the Target Companies has duly, within all appropriate time limits, made all returns, given all notices and supplied all information required to be supplied to all relevant tax authorities, All such information was when provided and remain complete and accurate and all such returns and notices were when provided and remain complete and accurate and were made on a proper basis.

     1.5 No Target Company has received any notice or allegation from any tax authorities that it has not complied with any relevant legal requirement relating to registration or notification for taxation purposes and no Target Company is involved in any dispute or investigation with any tax authority and there are no facts or matters which it reasonably believes will cause any such dispute or investigation or any liability for taxation (present or future).

     1.6  Each of the Target Companies:

          (a) has paid or accounted for all taxation (if any) due to be paid or accounted for by it before the date of this Agreement;

          (b) is not under any liability to pay any penalty or interest in connection with any taxation referred to in paragraph (a);

          (c) has made all deductions and withholdings in respect or on account of taxation which it is required or entitled by any relevant legislation to make from any payments made by it including, without limitation, interest annuities or other annual payments, royalties, rent, remuneration payable to employees or sub-contractors or payments to a non-resident and where appropriate each Target Company has accounted in full to the relevant fiscal authority for any taxation so deducted or withheld; and

          (d) has taken all necessary steps to obtain any repayment of or relief from taxation available to it.

     1.7 All sums due and payable to any taxation authority in respect of emoluments paid and benefits provided to the employees of the Target Companies at the date of this

          Agreement have been paid and all such deductions and retentions as are required under the laws of the PRC have been made.

     1.8 All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of each Target Company and all interest, annuities, royalties, rent and other annual payments paid or payable by each Target Company (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the taxation legislation in force at the date hereof) be deductible for incomes tax purposes either in computing the profits of each Target Company or as a charge on the income of such Target Company.

     1.9 Each of the Target Companies has made or caused to be made the returns which ought to be made by or in respect of each Target Company for any taxation purposes and no returns are the subject of any dispute with any tax authority.


2    PROPERTY

     2.1 The Target Companies have valid title to all of the Properties and valid title to all material personal property owned by them, in each case free and clear of all Encumbrances, defects or any other restrictions except such as are described in the Property Legal Opinions or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Target Companies.

     2.2 The Target Companies do not own, operate, manage or have any other right or interest, directly or indirectly, in any other material real property of any kind save for those described in the Property Legal Opinions and the telecommunications services agreements referred to in paragraphs 1 to 8 of Appendix 1.

                                   APPENDIX 1
                             CONNECTED TRANSACTIONS

1 Telecommunications Services Agreement between Anhui Mobile and Anhui Communication Services Company.

2 Telecommunications Services Agreement between Jiangxi Mobile and Jiangxi Communication Services Company.

3 Telecommunications Services Agreement between Chongqing Mobile and Chongqing Communication Services Company.

4 Telecommunications Services Agreement between Sichuan Mobile and Sichuan Communication Services Company.

5 Telecommunications Services Agreement between Hubei Mobile and Hubei Communication Services Company.

6 Telecommunications Services Agreement between Hunan Mobile and Hunan Communication Services Company.

7 Telecommunications Services Agreement between Shaanxi Mobile and Shaanxi Communication Services Company.

8 Telecommunications Services Agreement between Shanxi Mobile and Shanxi Communication Services Company.

9 Transmission Tower Sales, Installation and Maintenance Agreement between the Purchaser and Hubei Communication Services Company.

10 Letters of Consent between the Warrantor, Anhui Mobile, Anhui Communication Services Company and the relevant banks regarding the assignment of loans from Anhui Communication Services Company to Anhui Mobile.

11 Letters of Consent between the Warrantor, Jiangxi Mobile, Jiangxi Communication Services Company and the relevant banks regarding the assignment of loans from Jiangxi Communication Services Company to Jiangxi Mobile.

12 Letters of Consent between the Warrantor, Chongqing Mobile, Chongqing Communication Services Company and the relevant banks regarding the assignment of loans from Chongqing Communication Services Company to Chongqing Mobile.

13 Letters of Consent between the Warrantor, Sichuan Mobile, Sichuan Communication Services Company and the relevant banks regarding the assignment of loans from Sichuan Communication Services Company to Sichuan Mobile.

14 Letters of Consent between the Warrantor, Hubei Mobile, Hubei Communication Services Company and the relevant banks regarding the assignment of loans from Hubei Communication Services Company to Hubei Mobile.

15 Letters of Consent between the Warrantor, Hunan Mobile, Hunan Communication Services Company and the relevant banks regarding the assignment of loans from Hunan Communication Services Company to Hunan Mobile.

16 Letters of Consent between the Warrantor, Shaanxi Mobile, Shaanxi Communication Services Company and the relevant banks regarding the assignment of loans from Shaanxi Communication Services Company to Shaanxi Mobile.

17 Letters of Consent between the Warrantor, Shanxi Mobile, Shanxi Communication Services Company and the relevant banks regarding the assignment of loans from Shanxi Communication Services Company to Shanxi Mobile.

18   Principle Agreement for Indirect Loans between the Warrantor and the
     Purchaser.

19 Agreement for the Use of Spectrum and Number Resources between the Warrantor and the Purchaser.

20 Inter-provincial Long Distance Transmission Lines Leasing Fee Sharing Agreement between the Warrantor and the Purchaser.

21 Inter-provincial Interconnection and Domestic and International Roaming Settlement Agreement between the Warrantor and the Purchaser.

22 Agreement for the Sharing and Settlement of Revenue from Prepaid Value-adding Cards between the Warrantor and the Purchaser.

23 Supplemental Agreement for the Sharing and Settlement of Revenue from Prepaid Value-Adding Cards between the Warrantor and the Purchaser.

24 Supplemental Agreement (in relation to agreements 19 to 23 above) between the Warrantor, the Purchaser and the Target Companies.

                                   APPENDIX 2
                          THE RESTRUCTURING AGREEMENTS

1 Investment Agreement dated 15 May 2002 between the Warrantor, Anhui Mobile and Anhui Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Anhui into Anhui Mobile.

2 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Anhui Mobile and Anhui Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

3 Investment Agreement dated 15 May 2002 between the Warrantor, Jiangxi Mobile and Jiangxi Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Jiangxi into Jiangxi Mobile.

4 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Jiangxi Mobile and Jiangxi Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

5 Investment Agreement dated 15 May 2002 between the Warrantor, Chongqing Mobile and Chongqing Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities personnel and businesses in relation to the mobile telecommunications services in Chongqing into Chongqing Mobile.

6 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Chongqing Mobile and Chongqing Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

7 Investment Agreement dated 15 May 2002 between the Warrantor, Sichuan Mobile and Sichuan Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Sichuan into Sichuan Mobile.

8 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Sichuan Mobile and Sichuan Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

9 Investment Agreement dated 15 May 2002 between the Warrantor, Hubei Mobile and Hubei Communication Services Company, pursuant to which the Warrantor injected all interest, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Hubei into Hubei Mobile.

10 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Hubei Mobile and Hubei Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

11 Investment Agreement dated 15 May 2002 between the Warrantor, Hunan Mobile and Hunan Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Hunan into Hunan Mobile.

12 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Hunan Mobile and Hunan Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

13 Investment Agreement dated 15 May 2002 between the Warrantor, Shaanxi Mobile and Shaanxi Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Shaanxi into Shaanxi Mobile.

14 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Shaanxi Mobile and Shaanxi Communication Industrial Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

15 Investment Agreement dated 15 May 2002 between the Warrantor, Shanxi Mobile and Shanxi Communication Services Company, pursuant to which the Warrantor injected all interests, assets, liabilities, personnel and businesses in relation to the mobile telecommunications services in Shanxi into Shanxi Mobile.

16 Confirmation of Rights and Obligations Agreement dated 15 May 2002 between Shanxi Mobile and Shanxi Communication Services Company to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

17   Transfer of Interests Agreement between the Warrantor, China Mobile (Hong
     Kong) Group Company Limited, the Vendor, Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI.

                                   APPENDIX 3
                              FORM OF TAX INDEMNITY





                          Dated                     2002



                      CHINA MOBILE HONG KONG (BVI) LIMITED



                        CHINA MOBILE (HONG KONG) LIMITED



                     CHINA MOBILE COMMUNICATIONS CORPORATION










                                  TAX INDEMNITY

THIS DEED OF TAX INDEMNITY is made on                               2002

BETWEEN:

(1) CHINA MOBILE HONG KONG (BVI) LIMITED a company incorporated under the laws of the British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "VENDOR");

(2) CHINA MOBILE (HONG KONG) LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong (the "PURCHASER"); and

(3) CHINA MOBILE COMMUNICATIONS CORPORATION a company incorporated under the laws of the PRC whose registered office is at 53A Xibianmennei Dajie, Xuanwuqu, Beijing, PRC (the "WARRANTOR").

WHEREAS:

(A) By a Conditional Sale and Purchase Agreement dated 16 May 2002 (the "AGREEMENT") made between the Vendor, the Warrantor and the Purchaser, the Vendor has agreed to sell and the Purchaser has agreed to purchase the Target BVI Shares (as defined in the Agreement) on the terms and conditions therein contained.

(B) It is a term of the Agreement that the Vendor and the Warrantor deliver to the Purchaser this Deed of Tax Indemnity on Completion (as defined in the Agreement).

NOW THIS DEED WITNESSES as follows:

1    INTERPRETATION

     1.1  In this Deed, unless the context requires otherwise:

          (a) words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed;

          (b) "TAXATION" means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof,

          (c) "CLAIM" means any assessment, notice, demand, letter or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that any member of the Target Companies Group is liable or is sought to be made liable to make any payment or is deprived or is sought to be deprived of any relief or allowance or credit or right to repayment of taxation;

          (d) "EVENT" includes (without limitation) the death of any person, any action, omission or transaction whether or not any member of the Target Companies Group is a party thereto and includes completion of the sale of the Target BVI Shares to the Purchaser and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;

          (e) references to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

          (f) references to a Claim shall include any Claim whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof and shall also include:

               (i) the loss of any relief, allowance or credit granted by or pursuant to any legislation or otherwise for taxation purposes which could but for the Claim in question have been available to the Purchaser or any member of the Target Companies Group whether or not the said loss results in any taxation being payable at the time of such loss; and

               (ii) the nullifying or cancellation of a right to repayment of taxation which would have been so available or is at the date hereof assumed by the Vendor, the Warrantor or the Purchaser to be available;

               and in such a case the amount of taxation which could otherwise have been relieved, allowed or credited by the relief, allowance or credit so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of taxation for which a liability has arisen;

          (g) references to the Agreement shall be construed as references to the Agreement as amended or supplemented from time to time.

     1.2 The expressions the VENDOR, THE WARRANTOR, the TARGET COMPANIES GROUP and the PURCHASER shall, where the context permits, include their respective successors and assigns.


2    INDEMNITY

     Subject as hereinafter provided, each of the Vendor and the Warrantor hereby jointly and severally undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Target Companies Group) against any loss or liability suffered by the Purchaser or any member of the Target Companies Group including, but not limited to, any diminution in the value of the assets of or shares in any member of the Target Companies Group, any payment made or required to be made by the Purchaser or any member of the Target Companies Group and any costs and expenses incurred as a result of or in connection with any Claim falling on any member of the Target Companies Group resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date hereof or any event on or before the date hereof whether alone or in conjunction with other circumstances and whether or not such taxation is chargeable against or attributable to any other person, firm or company.


3    EXCEPTIONS

     The indemnities given by this Deed do not cover any Claim to the extent that provision or reserve in respect thereof has been made in the Last Accounts or to the extent that payment or discharge of such Claim has been taken into account therein.

4    COSTS AND EXPENSES

     The indemnities given by this Deed shall cover all costs and expenses incurred by the Purchaser or any member of the Target Companies Group in connection with any Claim, and any penalties, fines or interest payable by the Purchaser or any member of the Target Companies Group relating to any Claim for which the Vendor or the Warrantor is liable under this Deed.


5    REIMBURSEMENT

     In the event that any Claim which is the subject of an indemnity hereunder is or has been discharged (whether by payment or by the loss of any relief, allowance, credit or right to repayment of taxation) or suffered by any member of the Target Companies Group, the indemnity given hereunder shall take effect as a covenant by the Vendor and the Warrantor forthwith to reimburse the relevant member of the Target Companies Group (through the Purchaser) for any amount so paid or to compensate the relevant member of Target Companies Group for any loss of relief, allowance, credit or right to repayment so suffered.


6    CONDUCT OF CLAIMS

     If the Purchaser becomes aware of a Claim relevant for the purposes of this Deed, it shall as soon as reasonably practicable give notice thereof to the Vendor and the Warrantor and shall (subject to the Purchaser and the Target Companies Group being indemnified to the Purchaser's satisfaction against any liability, costs, damages or expenses which may be incurred thereby) take such action and procure that the Target Companies Group shall take such action as the Vendor and the Warrantor may reasonably request to avoid, resist, dispute, defend, compromise or appeal against the Claim, provided that neither the Purchaser nor any member of the Target Companies Group shall be required to take any steps which would require any admission of guilt or liability relating to matters connected with the Claim in question or which would affect the future conduct of the business of the Purchaser or any member of the Target Companies Group or affect the rights or reputations of any of them nor shall they be required to take any such action unless the Vendor and the Warrantor shall have produced to them a leading barrister's opinion that such action is reasonable.


7    SET-OFF AND DEDUCTIONS

     All payments to be made by the Vendor and the Warrantor under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Vendor and the Warrantor shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.


8    WAIVER AND SEVERABILITY

     No failure or delay by the Purchaser or any member of the Target Companies Group in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

9    ASSIGNMENT

     The Purchaser and any member of the Target Companies Group may assign its respective rights and benefits under this Deed.


10   NOTICES

     Each notice, demand or other communication given or made hereunder shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out in the Agreement. The provisions of clause 21 of the Agreement shall apply to this Deed as though they have been fully set out herein.


11   GOVERNING LAW AND JURISDICTION

     11.1 This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

     11.2 Any dispute arising out of or in connection with this Deed shall be resolved by arbitration in Hong Kong International Arbitration Centre by a single arbitrator in accordance with the UNCITRAL Arbitration Rules in force from time to time. The parties agree that the arbitral award will be final and binding.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.




THE COMMON SEAL OF                                       )

CHINA MOBILE HONG KONG (BVI) LIMITED                     )

was affixed hereto in the presence of:                   )





---------------------------------            -----------------------------------
[NAME OF DIRECTOR]                           [NAME OF DIRECTOR]
Director                                     Director






THE COMMON SEAL OF                                       )

CHINA MOBILE (HONG KONG) LIMITED                         )

was affixed hereto in the presence of:                   )





---------------------------------            -----------------------------------
[NAME OF DIRECTOR]                           [NAME OF DIRECTOR]
Director                                     Director

SIGNED, SEALED AND DELIVERED                              )

BY                                                        )

a duly authorised representative on behalf of             )

CHINA MOBILE COMMUNICATIONS CORPORATION                   )

                                 SIGNATURE PAGE

SIGNED by WANG XIAOCHU                             )

for and on behalf of                               )     /s/ Wang Xiaochu

CHINA MOBILE HONG KONG (BVI) LIMITED               )

in the presence of:                                )




/s/ Celia Lam



SIGNED by WANG XIAOCHU                             )

for and on behalf of                               )     /s/ Wang Xiaochu

CHINA MOBILE (HONG KONG) LIMITED                   )

in the presence of:                                )



/s/ Celia Lam



SIGNED by XUE TAOHAI                               )

for and on behalf of                               )     /s/ Xue Taohai

CHINA MOBILE COMMUNICATIONS CORPORATION            )

in the presence of:                                )



/s/ Celia Lam